Exhibit 4.2

TP THERAPEUTICS, INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of October 18, 2018, by and among TP THERAPEUTICS, INC., a Delaware corporation (the “Company”) and certain investors of the Company (referred to hereinafter as the “Investors” and each individually as an “Investor”), including the purchasers of Series D Preferred Stock listed on EXHIBIT A hereto.

RECITALS

WHEREAS, the Company and certain of the Investors (the “Prior Investors”) are parties to that certain Third Amended and Restated Investor Rights Agreement dated as of May 17, 2017 (the “Prior Agreement”);

WHEREAS, certain of the Investors (the “Series D Investors”) are parties to that certain Series D Preferred Stock Purchase Agreement dated as of even date herewith, as the same may be amended from time to time (the “Purchase Agreement”);

WHEREAS, the Company and the Prior Investors desire to amend and restate the Prior Agreement to provide the Series D Investors with the registration, information rights and other rights as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1    Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)    “Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

(b)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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(d)    “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(e)    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f)    “Preferred Stock” means the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

(g)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h)    “Registrable Securities” means (a) Common Stock issuable or issued upon conversion of the Shares and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (I) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(i)    “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(j)    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, underwriting discounts and commissions).

(k)    “Rule 144” shall mean Rule 144 promulgated under the Securities Act.

(l)    “SEC” or “Commission” means the Securities and Exchange Commission.

(m)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(n)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(o)    “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.0001 per share.

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(p)    “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, par value $0.0001 per share.

(q)    “Series C Preferred Stock” shall mean the Company’s Series C Preferred Stock, par value $0.0001 per share.

(r)    “Series D Preferred Stock” shall mean the Company’s Series D Preferred Stock, par value $0.0001 per share.

(s)    “Shares” shall mean the Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(t)    “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1    Restrictions on Transfer.

(a)    Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)    (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)    Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its (i) partners or former partners in accordance with partnership interests or (ii) affiliated partnerships or funds managed by it or any of their respective directors, officers or partners, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual

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transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c)    Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR THERE IS A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)    The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)    Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2    Demand Registration.

(a)    Subject to the conditions of this Section 2.2, if the Company shall receive a written request from either (i) the Holders of at least a majority of the Registrable Securities or (ii) the Holders of at least a majority of the Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together on an as-converted basis (in either case, the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an aggregate offering price to the public

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of not less than $30,000,000, then the Company shall, within 30 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall the number of Registrable Securities underwritten in such registration be limited unless and until all shares held by persons other than Holders, including the Company, are completely excluded from such offering. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)    prior to the earlier of (A) the sixth anniversary of the date of this Agreement or (B) of the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii)    after the Company has effected two registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)    during the period starting with the date of filing of, and ending on the date 180 days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)    if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within 90 days;

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(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board of Directors of the Company (the “Board”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any 12-month period;

(vi)    if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3    Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)    Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the

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registration below 25% of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4    Form S-3 Registration. In case the Company shall receive a written request from any Holder or Holders of Registrable Securities that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)    if Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

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(iii)    if within 30 days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within 90 days, other than pursuant to a Special Registration Statement;

(iv)    if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any 12-month period;

(v)    if the Company has already effected three registrations on Form S-3 for the Holders pursuant to this Section 2.4;

(vi)    if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vii)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5    Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of at least a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2 or 2.4, as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such

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registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2 or 2.4, as applicable, to undertake any subsequent registration.

2.6    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 30 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of at least a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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(d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7    Delay of Registration; Furnishing Information.

(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)    The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to

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originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)    To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any

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preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)    If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a

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material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)    The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, former partner, member or former member of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 50,000 shares of Registrable Securities (as adjusted for stock splits and combinations) or (d) is a fund that is controlled by or under common control with one or more current or former general partners or managing members of, or shares the same management company with, the Holder; provided, however, (i) the transferor shall, promptly furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10    Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the written consent of Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11    “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities of the Company) held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that all officers and directors of the Company and holders of at least 2% of the Company’s voting securities are bound by and have entered into similar agreements. The underwriters in connection with such Initial Offering are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the

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provisions hereof as though they were a party hereto. To the extent that any person who is subject to market stand-off obligations is released early by the managing underwriter from such market stand-off obligations, then each Holder shall also receive a pro rata release, based on the number of shares subject to such agreements, from their respective market stand-off obligations, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to one percent of the Company’s total outstanding securities (determined as of the date of the Initial Offering, and giving effect to, the Initial Offering).

2.12    Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), each Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such shares of Common Stock (or other securities of the Company) until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission; and (iii) such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

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2.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date three years following an initial public offering that results in the conversion of all outstanding shares of Preferred Stock; or (ii) as to any particular Holder, following the Qualified IPO (as defined in the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Restated Charter”)), at such time as all Registrable Securities issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any 90-day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1    Basic Financial Information and Reporting.

(a)    The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)    So long as an Investor (with its affiliates) shall own not less than 2,000,000 shares of Registrable Securities (as adjusted for stock splits and combinations) (a “Major Investor”), to the extent requested by a Major Investor, as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish such Major Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income, shareholders’ equity and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board.

(c)    To the extent requested by a Major Investor, the Company will furnish such Major Investor, as soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within 60 days thereafter, a balance sheet of the Company as of the end of each such period, and a statement of income and a statement of cash flows of the Company for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)    To the extent requested by a Major Investor, the Company will furnish each such Major Investor, as soon as practicable prior to the end of each fiscal year of the Company, and in any event at least 45 days prior to the beginning of the next fiscal year, an

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annual budget and operating plans for the next fiscal year (and as soon as available, any subsequent written revisions thereto).

(e)    To the extent requested by a Major Investor, the Company will furnish each such Major Investor, as soon as practicable, but in any event within 45 days after the end of each of fiscal quarter of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct.

(f)    Such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 3.1 to provide information that (A) it deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.2    Observer Rights.

(a)    As long as Foresite Capital Fund IV, L.P. or any of its affiliates (“Foresite”), in the aggregate, owns at least 2,464,512 shares of Series D Preferred Stock, the Company shall invite a representative of Foresite to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(b)    As long as venBio Global Strategic Fund II, L.P. or any of its affiliates (“venBio”), in the aggregate, owns at least 2,464,512 shares of Series D Preferred Stock, the Company shall invite a representative of venBio to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in

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disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(c)    As long as HBM or any of its affiliates (“HBM”), in the aggregate, owns at least 1,643,008 shares of Series D Preferred Stock, the Company shall invite a representative of HBM to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(d)    As long as NexTech V GP S.À.R.L. or any of its affiliates (“NexTech”), in the aggregate, owns at least 1,232,256 shares of Series D Preferred Stock, the Company shall invite a representative of NexTech to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(e)    As long as Cormorant Global Healthcare Master Fund, LP, Cormorant Private Healthcare Fund I, LP and CRMA SPV, LP or any of their affiliates (collectively “Cormorant”), in the aggregate, owns at least 2,157,405 shares of Series C Preferred Stock, the Company shall invite a representative of Cormorant to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(f)    The Company shall invite a representative designated by the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as converted to Common Stock basis (the “Series A/B Holders”), to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its

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directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company. Upon the completed filing of a confidential draft registration statement with the SEC with respect to the Company’s first firm-commitment underwritten public offering, the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as converted to Common Stock basis, shall be entitled to designate up to two representatives to attend all meetings of the Board in a nonvoting observer capacity and consistent with the other terms described in the first sentence of this section.

3.3    Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.3 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential (unless covered by an enforceable confidentiality agreement in form acceptable to the Company) or attorney-client privileged and should not, therefore, be disclosed.

3.4    Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.4 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

3.5    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.6    Stock Vesting. Unless otherwise approved by the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) 25% of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) 75% of such stock shall vest over the next three years on a pro rata basis each month thereafter.

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3.7    Employment Agreements. The Company will cause each Key Employee to enter into an employment agreement containing nonsolicitation provisions, substantially in the form approved by the Board (including the affirmative approval by a majority of the Preferred Directors (as that term is defined in the Company’s Fourth Amended and Restated Voting Agreement dated as of the date hereof (the “Voting Agreement”))). In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of such employment agreements or any restricted stock agreement between the Company and any employee, without the approval by the Board (including the affirmative approval by a majority of the Preferred Directors). “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

3.8    Director and Officer Insurance. Within 60 days following the date hereof, the Company shall obtain and thereafter maintain in full force and effect director and officer liability insurance of at least $5,000,000 and with customary terms for similarly situated companies.

3.9    Key-Person Insurance. Within 60 days following the date hereof, and subject to the approval of the Board, the Company shall use its best efforts to obtain “key person” insurance on Jingrong Jean Cui and Athena Maria Countouriotis, in an amount and on terms and conditions satisfactory to the Board (including the affirmative approval by a majority of the Preferred Directors), and the Company will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board (including the affirmative approval by a majority of the Preferred Directors), determines that such insurance should be discontinued.

3.10    Proprietary Information and Inventions Agreement. The Company shall require all current officers, employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Board.

3.11    Company Subsidiaries. Each Series D Investor and each holder of Series C Preferred Stock (each, a “Series C/D Investor” and collectively, the “Series C/D Investors”) shall have the right of first refusal to participate, on a pro rata basis, in any transaction concerning the formation or financing of any subsidiary or joint venture to be formed by the Company or its affiliates in China or in any other jurisdictions on a pro rata basis (the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of the Series C Preferred Stock and Series D Preferred Stock then outstanding or other rights to acquire shares of the Series C Preferred Stock and Series D Preferred Stock held by the participating Series C/D Investor, as applicable, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of the Series C Preferred Stock and Series D Preferred Stock then outstanding or other rights to acquire shares of the Series C Preferred Stock and Series D Preferred Stock held by all participating Series C/D Investors). The Series C/D Investors agree that Lilly Asia Ventures, Foresite and venBio shall be the co-lead investors in such transactions.

3.12    Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed

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transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, the Company’s Bylaws, by contract or otherwise, the Company shall, except to the extent prohibited by law, assign such right of first refusal or right of first offer to each Investor. In the event of such assignment, each Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Investors at the time of such proposed transfer.

3.13    Approvals.

(a)    Matters Requiring Consent of Preferred Stock. The Company shall not, without the vote or written consent of (A) for so long as at least 5,000,000 shares of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of at least a majority of the outstanding shares of Series B Preferred Stock, which majority must include holders of a majority of the Series B Preferred Stock held by stockholders who do not also hold Series A Preferred Stock, (B) for so long as at least 3,883,403 shares of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of at least 60% of the Series C Preferred Stock and (C) for so long as at least 5,257,625 shares of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of at least 65% of the Series D Preferred Stock, in addition to any other vote or consent required herein or by law:

(i)     amend, alter, or repeal (whether by merger, recapitalization, or otherwise) any provision of the Restated Charter or the Bylaws of the Company in any manner that alters, changes, or adversely affects the voting or other powers, preferences, or other special rights, privileges or restrictions of the Preferred Stock;

(ii)    authorize, create (by reclassification or otherwise), designate or issue any new class or series of Shares or securities convertible into such class or series of shares having rights, preferences or privileges senior to, or pari passu with, the Preferred Stock, including any redemption, liquidation preference, voting or dividend rights;

(iii)    increase or decrease the number of directors of the Company;

(iv)    liquidate, dissolve or wind-up the business and affairs of the Company;

(v)     effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Company; or

(vi)    consent, agree or commit to any of the foregoing.

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(b)    Board Approvals. Approval of the Board, which approval must include at least a majority of the Preferred Directors (including the affirmative approval by a majority of the Preferred Directors) shall be required prior to the Company taking any of the following actions:

(i)       making any capital commitment or expenditure in excess of USD$250,000;

(ii)      providing any loans;

(iii)     expanding or altering the Company’s business from that provided in the Company business plan;

(iv)     hiring or terminating any officers or financial controller;

(v)      approving or amending the annual business plan or budget;

(vi)     entering into any joint venture or material alliance; or

(vii)    entering into any transaction with any employee outside the ordinary course of business, including the compensation (in cash or equity) of the founders, officers, and directors of the Company.

(c)    Matters Requiring Consent of the Preferred Directors. For so long as (i) at least 5,257,625 shares of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding and provided that the Series D Directors (as defined in the Voting Agreement) are not unavailable for a Board meeting for a period of more than 45 days from the date of a Board meeting notice regarding the items provided below, (ii) at least 6,000,000 shares of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding and provided that the Series C Directors and the Series B/C Director (as such terms are defined in the Voting Agreement) are not unavailable for a Board meeting for a period of more than 45 days from the date of a Board meeting notice regarding the items provided below, and (iii) at least 5,000,000 shares of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding and provided that the Series B Director (as that term is defined in the Voting Agreement) is not unavailable for a Board meeting for a period of more than 45 days from the date of a Board meeting notice regarding the items provided below, the Company shall not, without the prior approval of the Board, including the approval of a majority of the Preferred Directors:

(i)    increase or decrease (other than for decreases resulting from conversion of the shares of Preferred Stock) the number of authorized shares of Preferred Stock or any series thereof;

(ii)    increase or decrease the size of the Board;

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(iii)    increase the number of shares reserved under the Company’s stock plan;

(iv)    enter into, permit, or agree to any transaction or series of transactions which would involve a Liquidation Event, Asset Transfer or Acquisition (as those terms are defined in the Restated Charter);

(v)     authorize, declare, or pay any dividend with respect to any shares of the capital stock of the Company;

(vi)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), directly or indirectly, any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal; or

(vii)    make any loans or advances to officers, directors, employees, or consultants of the Company except (x) in the ordinary course of business in connection with compensation and expenses, or (y) under full-recourse secured promissory notes for the purchase of stock, on terms and conditions approved by the Board, or encumber fifty percent (50%) or more of the Company’s assets.

(d)    In the event of any conflict between the protective provisions in the Restated Charter and the protective provisions contained herein, (i) the protective provisions contained herein shall govern, and (ii) the Restated Charter shall be amended to the extent permitted by relevant law to resolve such conflict.

3.14    Directors’ Liability and Indemnification. The Restated Charter and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification agreements in a form approved by the Board.

3.15    Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.8 and 3.14) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to a Qualified IPO or (ii) upon an Acquisition or Asset Transfer (each as defined in the Restated Charter).

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1    Subsequent Offerings. Subject to applicable securities laws, each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Common Stock (including all

22.

shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of Common Stock outstanding (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2    Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have 15 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3    Issuance of Equity Securities to Other Persons. If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares on a pro rata basis. The Investors shall have five days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

4.4    Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) immediately after a Qualified IPO or (ii) an Acquisition or Asset Transfer. Notwithstanding Section 4.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Investors holding at least a majority of the Registrable Securities held by all Investors, which majority must include (i) holders of at least 65% of the Series D Preferred Stock, (ii) holders of at least 60% of the Series C Preferred Stock and (iii) holders of a majority of the Series B Preferred Stock held by stockholders who do not also hold Series A Preferred Stock, or as permitted by Section 4.5.

23.

4.5    Assignment of Rights of First Refusal. The rights of first refusal of each Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6    Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)    the Shares and the shares of Common Stock issued upon the conversion of the Shares;

(b)    shares of Common Stock or Convertible Securities (as defined in the Restated Charter) issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board (including the affirmative approval by a majority of the Preferred Directors);

(c)    stock issued or issuable pursuant to any rights or agreements, options, warrants or Convertible Securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(d)    any Equity Securities issued in connection with any stock split, stock dividend, stock distribution or recapitalization by the Company;

(e)    any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board (including the affirmative approval by a majority of the Preferred Directors);

(f)    any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution approved by the Board (including the affirmative approval by a majority of the Preferred Directors);

(g)    any Equity Securities issued in connection with strategic transactions (e.g. joint ventures, manufacturing, marketing, distribution, technology transfer or development arrangements) involving the Company and other entities approved by the Board (including the affirmative approval by a majority of the Preferred Directors);

(h)    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; or

(i)    any Equity Securities issued by the Company pursuant to the terms of Section 2.3 of the Purchase Agreement.

24.

SECTION 5. MISCELLANEOUS.

5.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Diego, State of California.

5.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3    Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5    Amendment and Waiver.

(a)    Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding, which majority must include (i) holders of at least 65% of the Series D Preferred Stock, (ii) holders of at least 60% of the Series C Preferred Stock and (iii) holders of a majority of the Series B Preferred Stock held by stockholders who do not also hold Series A Preferred Stock, provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without

25.

the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Notwithstanding the foregoing, Section 3.2(a) of this Agreement shall not be amended, modified or terminated and the observance of any term hereof may not be waived without the written consent of Foresite; Section 3.2(b) of this Agreement shall not be amended, modified or terminated and the observance of any term hereof may not be waived without the written consent of venBio; Section 3.2(c) of this Agreement shall not be amended, modified or terminated and the observance of any term hereof may not be waived without the written consent of HBM; Section 3.2(d) of this Agreement shall not be amended, modified or terminated and the observance of any term hereof may not be waived without the written consent of NexTech; Section 3.2(e) of this Agreement shall not be amended, modified or terminated and the observance of any term hereof may not be waived without the written consent of Cormorant; and Section 3.2(f) of this Agreement shall not be amended, modified or terminated and the observance of any term hereof may not be waived without the written consent of the Series A/B Holders.

(b)    The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 5.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(c)    For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

26.

All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by 10 days advance written notice to the other parties hereto.

5.8    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6(e), (f) or (g) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures delivered via electronic transmission shall be as binding as original signatures.

5.12    Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13    Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14    Termination. Except as provided in Section 2.14 hereof, this Agreement shall terminate and be of no further force or effect upon the earlier of: (i) an Acquisition or Asset Transfer; or (ii) the date of the Qualified IPO.

5.15    Integration. The Prior Agreement is hereby amended, restated, superseded, and replaced in its entirety by this Agreement.

[Remainder of page intentionally left blank.]

27.

IN WITNESS WHEREOF, the parties hereto have executed this FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

TP THERAPEUTICS, INC.

Signature:	/s/ Athena Countouriotis
Print Name: Athena Maria Countouriotis, M.D.
Title: Chief Executive Officer
Address:	10628 Science Center Dr #225
San Diego, CA 92121

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

FORESITE CAPITAL FUND IV, L.P.

By:	Foresite Capital Management IV, LLC, its General Partner

By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

VENBIO GLOBAL STRATEGIC FUND II, L.P.

By: venBio Global Strategic GP II, L.P., its general partner
By: venBio Global Strategic GP II, Ltd., its general partner

By:	/s/ Robert Adelman
Name: Robert Adelman
Title: Director

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

HBM HEALTHCARE INVESTMENTS (CAYMAN) LTD.

By:	/s/ Jean-Marc LeSieur
Name: Jean-Marc LeSieur
Title: Managing Director

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

NEXTECH V GP S.À.R.L. ON BEHALF OF
NEXTECH V ONCOLOGY S.C.S. SICAV-SIF

By:	/s/ James Vella-Bamber /s/ Thomas Lips
Name: James Vella-Bamber / Thomas Lips
Title: Manager / Manager

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

INNO STRATEGY LIMITED

By:	/s/ Chou, Teh-Chien
Name: Chou, Teh-Chien
Title: Director

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

LAV PRIME LIMITED

By:	/s/ Yu Luo
Name: Yu Luo
Title: Authorized Signatory

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

S.R. One, Limited

By:	/s/ Simeon J. George
Name: Simeon J. George
Title: Vice President, Partner

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

OrbiMed Private Investments VI, LP

By:	OrbiMed Capital GP VI LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Member

By:	/s/ Carl Gordon
Name: Carl Gordon
Title: Member

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Cormorant Global Healthcare Master Fund, LP

By:	Cormorant Global Healthcare GP, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Cormorant Private Healthcare Fund I, LP

By:	Cormorant Private Healthcare GP, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Cormorant Private Healthcare Fund II, LP

By:	Cormorant Private Healthcare GP II, LLC

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

CRMA SPV, LP

By:	Cormorant Asset Management, LLC
Its:	Attorney-In-Fact

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: CEO/Managing Member

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

SV Tech Fund I LP

By:	/s/ Peng Cheng
Name: Peng Cheng
Title: Managing Partner

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

SV Tech Fund II LP

By:	/s/ Peng Cheng
Name: Peng Cheng
Title: Managing Partner

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

SAI-HONG IGNATIUS OU

/s/ Sai-Hong I. Ou

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Kenson Ventures, LLC

By:	/s/ Kenneth Fong

Name: Kenneth Fong
Title: Owner

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

SSAVE Investments FM, LLC

By:	/s/ Stephen Lee
Name: Stephen Lee
Title: Owner, Manager

SIGNATURE PAGE TO TP THERAPEUTICS FOURTH A&R INVESTOR RIGHTS AGREEMENT

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Hong-Seh Lim

By:	/s/ Hong-Seh Lim

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

CAPITAL TEN II INC.

By:	/s/ Cheng, Chyun-Jye
Name: Cheng, Chyun-Jye
Title: Director

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Chaico Investment Corporation

By:	/s/ Wong, King Wai Alfred
Name: Wong, King Wai Alfred
Title: Director

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Hercules Bioventure, L.P.

By:	/s/ Jyan Ming Yang
Name: Jyan Ming Yang
Title: General Partner

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Mega Explorers Corp.

By:	/s/ Authorized signatory
Name: Authorized signatory

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Ma, Nan-Jung

By:	/s/ Ma, Nan-Jung

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Hong-Tai Electric Industrial Co., Ltd.

By:	/s/ Chen, Shyh-Yi
Name: Chen, Shyh-Yi
Title: Chairman

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Diamond Rain Group Limited

By:	/s/ Cheng, Hsiu Tze Janny
Name: Cheng, Hsiu Tze Janny
Title: Director

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Harbinger VII Venture Capital Corp.

By:	/s/ Chou, Teh-Chien
Name: Chou, Teh-Chien
Title: President

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Tsai Sheng Chih

By:	/s/ Tsai Sheng Chih

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Lawrence Li Chen

By:	/s/ Lawrence Li Chen

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Huang Yun Chieh

By:	/s/ Huang Yun Chieh

The foregoing FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is hereby executed is hereby executed as of the date set forth in the first paragraph hereof.

INVESTOR:

Chi-Chen Lee

By:	/s/ Chi-Chen Lee

EXHIBIT A

LIST OF INVESTORS

Name of Investor	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Shares of Series D Preferred Stock
Kenson Ventures, LLC	1,063,830			82,150
Fame Mount Limited, a BVI Company	531,914
KG-Bryant LLC	425,532
Meijuan Zhou	319,149
Li Shen	212,766
Forrest Duan	212,766
SSAVE Investments FM, LLC	170,213
Xiaodong Yang	106,383
Bio Intech Ltd.	759,187
Crown Investment Worldwide Ltd.	425,531	50,000
Hong-Seh Lim	212,766	70,922
Chang Chien Chun	212,766	40,000
Lucky Sky International Co., Ltd.	212,766	399,983
Maw-Sheng Lee	212,766	40,000
Holly Spirit Co., Ltd.	312,766
Jack Investment Co., Ltd.	1,363,636
Cosfund Investment Company	272,727
SV Tech Fund I LP		342,466	215,741
CRCM Opportunity Fund II, L.P.		342,466
Mega Explorers Corp.		1,849,315
Ma, Nan-Jung		205,480
Cintec Partners, LP		102,740
Hong Tai Electric Industrial Co., LTD.		684,932		164,301
中租生技創業投資股份有限公司 (Chailease Biofund Company Limited)		500,000

Name of Investor	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Shares of Series D Preferred Stock
Diamond Rain Group Limited		1,212,329
Harbinger VII Venture Capital Corp.		684,932
Tsai Sheng Chih		20,548
Lawrence Li Chen		342,466
Huang Yun Chieh		13,699
Hercules Bioventure, L.P.	181,818	890,411		164,301
Cui, Jingwei		205,617
Sai-Hong Ignatius Ou		342,466	107,871
Samuel J. Klempner		70,000
Haiyan “George” Dai		136,987	64,723
Kevin M. Kong		205,480	86,297
Chi-Chen Lee		68,494
CAPITAL TEN II INC.	194,966	547,946		328,602
LAV Prime Limited			4,314,809	2,105,259
Cormorant Global Healthcare Master Fund, LP		2,945,206	776,234	530,479
Cormorant Private Healthcare Fund I, LP			3,381,516
Cormorant Private Healthcare Fund II, LP				2,514,608
CRMA SPV, LP			157,059	86,430
OrbiMed Private Investments VI, LP			4,314,809	2,105,259
S.R. One, Limited			4,314,809	2,105,259
Far Wise Limited			1,208,147
SV Tech Fund II LP			431,481	246,451
Daniel John Hoover			43,149
Foresite Capital Fund IV, L.P.				4,929,023
venBio Global Strategic Fund II, L.P.				4,929,023
NexTech V GP S.À.R.L.				2,464,512
HBM HEALTHCARE INVESTMENTS (CAYMAN) LTD.				3,286,015

Name of Investor	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Shares of Series D Preferred Stock
Inno Strategy Limited				246,451
TOTAL	7,404,248	12,314,885	19,416,645	26,288,123